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EXHIBIT 23.1

[KPMG LETTERHEAD]



                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Corvas International, Inc.:


We consent to incorporation by reference in the registration statements (Nos. 33-45607 and 333-41784) on Forms S-8, as amended, and (Nos. 333-87339, 333-91365 and 333-47050) on Forms S-3, as amended, of Corvas International, Inc. of our report dated January 31, 2003, except for Note 13, which is as of February 25, 2003, relating to the balance sheets of Corvas International, Inc. as of December 31, 2002 and 2001, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K of Corvas International, Inc. We also consent to the reference to our firm under the heading "Selected Financial Data" in the December 31, 2002 annual report on Form 10-K.


                                                          /s/  KPMG LLP



San Diego, California
March 12, 2003